UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 15, 2001

Genetronics Biomedical Corporation

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-29608 (Commission File Number)	33-0969592 (IRS Employer Identification No.)

11199 Sorrento Valley Road, San Diego California	92121-1334

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(858) 597-6006

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 5. Other Events.

On November 30, 2001, Genetronics Biomedical Corporation completed an offering of 5,212,494 special warrants at a price of $0.45 per special warrant. The special warrants were primarily purchased by existing shareholders of the Company. Exhibit 99.1 is a press release issued to announce the execution of the agreement for the sale of the special warrants and Exhibit 99.2 is a press release issued to announce the closing of the transaction.

Item 7. Financial Statements and Exhibits.

Exhibit
No.	Description

99.1	Press release issued November 15, 2001
99.2	Press release issued December 3, 2001

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genetronics Biomedical Corporation

	By:	/s/ Avtar Dhillon

Date: December 3, 2001		Avtar Dhillon, Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press release issued November 15, 2001
99.2	Press release issued December 3, 2001